UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2016

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL		35242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2016, affiliates of Medical Properties Trust, Inc. (the “Company”) and MPT Operating Partnership, L.P. (the “Operating Partnership”, and together with the Company and its consolidated subsidiaries, “we” or “our”), completed the previously announced acquisition of nine acute care hospitals in Massachusetts operated by Steward Health Care System LLC (“Steward”) for a combined purchase price and investment of approximately $1.25 billion. The table below sets forth pertinent details with respect to the Company’s investment in the Steward hospital portfolio:

Hospital	Location	Form of Investment	Licensed Beds
Saint Anne’s Hospital	Fall River, MA	Lease	175
Holy Family Hospital—Methuen Campus	Methuen, MA	Lease	261
Holy Family Hospital—Haverhill Campus	Haverhill, MA	Mortgage	124
Carney Hospital	Dorchester, MA	Mortgage	159
Norwood Hospital	Norwood, MA	Mortgage	244
St. Elizabeth’s Medical Center	Brighton, MA	Lease	304
Good Samaritan Medical Center	Brockton, MA	Lease	294
Nashoba Valley Medical Center	Ayer, MA	Mortgage	73
Morton Hospital	Taunton, MA	Lease	134

Total Licensed Beds			1,768

At closing, subsidiaries of the Operating Partnership acquired from Steward and its affiliates all of their interests in the real estate of five acute care hospitals for an aggregate purchase price of approximately $600 million. Each of the facilities acquired were simultaneously leased back to Steward under a master lease agreement. In addition, subsidiaries of the Operating Partnership made mortgage loans to Steward in an aggregate further amount of $600 million, secured by first mortgages in four Steward acute care hospitals. The real estate master lease and mortgage loans have substantially similar 15-year terms with three 5-year extension options, plus annual inflation protected escalators.

In conjunction with the real estate and mortgage loans transactions, the Company also invested $50 million in newly issued preferred interests in Steward, representing a 4.9% economic interest in Steward. The Company has no management authority or control of Steward except for certain protective rights consistent with a minority passive ownership interest, such as a limited right to approve certain extraordinary transactions.

Item 7.01. Regulation FD Disclosure.

On October 3, 2016, the Company issued a press release announcing closing of the transactions with Steward described above in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated October 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: October 6, 2016

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: October 6, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 3, 2016

5